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                                                                      EXHIBIT 99
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MEDIA CONTACT:    James Adams, 419-783-8910, rfcmkt@rurban.net
INVESTOR CONTACT: Valda Colbart, 419-784-2759, rfcinv@rurban.net

              Rurban Financial Corp. Completes Lima Branch Purchase

Defiance, Ohio - June 17, 2005 - Rurban Financial Corp. (Nasdaq: RBNF) ("Rurban"), a leading provider of full-service banking, investment management, trust services and bank data processing, is pleased to announce the purchase of the two Lima branches from Liberty Savings Bank has been completed, and will be effective close of business June 17, 2005. The deposits at these branches total approximately $60 million and loans total approximately $5.5 million.

The Lima banking centers will re-open on Monday, June 20, 2005 as The State Bank and Trust Company, the banking subsidiary of Rurban Financial Corp.

Rurban President and CEO Kenneth A. Joyce commented, "We are excited about the entry into the Lima market and we are equally excited about the team that is in place. This includes David Anderson, Regional President and Rick Rosado, Sr. Vice President Commercial Lending along with a very experienced staff."

ABOUT RURBAN FINANCIAL CORP.
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Rurban Financial Corp. is a publicly-held financial services holding company based in Defiance, Ohio. Rurban's wholly-owned subsidiaries are The State Bank and Trust Company, Reliance Financial Services, N.A., Rurbanc Data Services, Inc. (RDSI) and RFCBC, Inc. The bank offers a full range of financial services through its 11 offices in Defiance, Paulding and Fulton Counties. Reliance Financial Services offers a diversified array of trust and financial services to customers throughout the Midwest. RDSI provides data processing services to community banks in Ohio, Michigan, Indiana, Illinois and Missouri.

Rurban's common stock is quoted on the Nasdaq National Market under the symbol RBNF. The Company currently has 10,000,000 shares of stock authorized and 4,569,691 shares outstanding. The Company's website is http://www.rurbanfinancial.net.

FORWARD-LOOKING STATEMENTS
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Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.

Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.